EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors
Devon Energy Corporation:

We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908, 333-85553, 333-104922, 333-104933 and 333-103679) on Form S-8 and the Registration Statements (File Nos. 333-85211, 333-50036, 333-104879 and 333-100308) on Form S-3 of Devon Energy Corporation of our report dated February 4, 2004, relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Devon Energy Corporation.

Our report refers to changes in the methods of accounting for derivative instruments and hedging activities, business combinations, goodwill and asset retirement obligations.

/s/ KPMG LLP

Oklahoma City, Oklahoma
March 4, 2004